UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2025

WORKHORSE GROUP INC.

(Exact name of registrant as specified in its charter)

Nevada	001-37673	26-1394771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

48443 Alpha Drive #190, Wixom, Michigan 48393

(Address of principal executive offices) (zip code)

1 (888) 646-5205

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	WKHS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Explanatory Note

This Current Report on Form 8-K/A (this “Amendment”) is being filed as an amendment to the Current Report on Form 8-K filed by Workhorse Group Inc. (“Company”) with the Securities and Exchange Commission (the “SEC”) on December 15, 2025 (the “Original Report”). In the Original Report, the Company disclosed, among other things, the completion of the previously announced merger pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated August 15, 2025, by and among Workhorse, Omaha Intermediate 2, Inc., a Delaware corporation and wholly-owned subsidiary of Workhorse (“Intermediate Parent”), Omaha Intermediate, Inc., a Delaware corporation and wholly-owned subsidiary of Intermediate Parent (“Intermediate”), Omaha Merger Subsidiary, Inc., a Delaware corporation and wholly-owned subsidiary of Intermediate (“Merger Subsidiary”), and Motiv Power Systems, Inc., a Delaware of corporation (“Motiv”), pursuant to which Merger Subsidiary merged with and into Motiv (the “Merger”). Upon consummation of the Merger, Merger Sub ceased to exist, and Motiv became a direct, wholly owned subsidiary of Intermediate and an indirect, wholly-owned subsidiary of Workhorse.

This Amendment is being filed to provide the unaudited pro forma condensed combined financial information of the Company and the historical consolidated financial information of Motiv required by Item 9.01 of Form 8-K that were excluded from the Original Report. The unaudited condensed consolidated financial statements of Motiv for the six months ended June 30, 2025 and audited consolidated financial statements of Motiv as of and for the years ended December 31, 2024 and 2023 were previously included in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on October 8, 2025. Because of an error in Motiv’s calculation of its weighted average shares outstanding as of December 31, 2024, which had the effect of overstating Motiv’s net loss per share attributable to common stockholders as of December 31, 2024 and subsequent periods, was discovered after such filing, the Company is also including restated financial statements of Motiv as of those periods in this Amendment to reflect the correction of the error. All information included in this Amendment should be read in conjunction with the Original Report. Except as set forth herein, this Amendment does not amend, modify or update the disclosure contained in the Original Report.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of business acquired.

The historical audited restated consolidated financial statements of Motiv Power Systems, Inc. as of and for the years ended December 31, 2024 and 2023 are filed as Exhibit 99.1 to this Amendment and are incorporated herein by reference.

The historical unaudited condensed consolidated financial statements of Motiv Power Systems, Inc. as of and for the nine months ended September 30, 2025 are filed as Exhibit 99.2 to this Amendment and are incorporated herein by reference.

The historical unaudited restated condensed consolidated financial statements of Motiv Power Systems, Inc. as of and for the six months ended June 30, 2025 are filed as Exhibit 99.3 to this Amendment and are incorporated herein by reference.

(b)	Pro forma financial information.

The unaudited pro forma condensed combined financial information and related notes, including the unaudited pro forma condensed combined balance sheet as of September 30, 2025 and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2025 and the year ended December 31, 2024, are filed as Exhibit 99.4 to this Amendment and are incorporated herein by reference. This unaudited pro forma condensed combined financial information is provided for illustrative purposes only and does not purport to represent what the Company’s financial position or results of operations would have been if the Merger had been consummated on the dates indicated, nor are they necessarily indicative of what the financial position or results of operations of the Company will be in future periods.

(d)	Exhibits.

Exhibit Number	Description
23.1	Consent of CBIZ CPAs P.C.
99.1	Audited restated consolidated financial statements of Motiv Power Systems, Inc. and the related notes thereto as of and for the years ended December 31, 2024 and 2023.
99.2	Unaudited condensed consolidated financial statements of Motiv Power Systems, Inc. and the related notes thereto as of and for the nine months ended September 30, 2025.
99.3	Unaudited restated condensed consolidated financial statements of Motiv Power Systems, Inc. and the related notes thereto as of and for the six months ended June 30, 2025.
99.4	Unaudited pro forma condensed combined financial information of the Company as of and for the nine months ended September 30, 2025 and for the year ended December 31, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKHORSE GROUP INC.

Date: February 25, 2026	By:	/s/ Robert M. Ginnan
	Name:	Robert M. Ginnan
	Title:	Chief Financial Officer

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